                                                                Exhibit 99.16(b)

            ARIZONA MUNICIPAL BOND FUND CLASS B (11/29/91-1/31/92)
                       AVERAGE ANNUAL AND TOTAL RETURNS

                                                                                                  Since           Since
                                                                                                Inception       Inception
                                                                                               Avg. Annual        Total
                                                                                                 Return          Return*
                                                                                                ---------       ---------
Initial Investment.........................................................................     $1,000.00       $1,000.00
Divided by Net Asset Value.................................................................         10.00           10.00
                                                                                                ---------       ---------
Equals Shares Purchased....................................................................        100.00          100.00
Plus Shares Acquired through Dividend Reinvestment.........................................          0.87            0.87
                                                                                                ---------       ---------
Equals Shares Held at 1/31/92..............................................................        100.87          100.87
Multiplied by Net Asset Value at 1/31/92...................................................         10.17           10.17
                                                                                                ---------       ---------
Equals Ending Value before deduction for contingent deferred sales charge..................      1,025.80        1,025.80
Less deferred sales charge.................................................................        (40.00)           0.00
                                                                                                ---------       ---------
Equals Ending Redeemable Value of a $1,000 Investment (ERV)................................        985.80        1,025.80
                                                                                                ---------       ---------
Divided by $1,000 (P)......................................................................        0.9858          1.0258
Subtract 1.................................................................................       -0.0142          0.0258
Expressed as a percentage equals the Aggregate Total Return for the Period (T).............         -1.42%
                                                                                                =========
Expressed as a percentage equals the Aggregate Total Return for the Period.................                         +2.58%
                                                                                                                =========
ERV divided by P...........................................................................        0.9852
Raise to the power of......................................................................          5.80
Equals.....................................................................................        0.9204
Subtract 1.................................................................................       -0.0796
Expressed as a percentage equals the Average Annualized Total Return.......................         -7.96%
                                                                                                =========

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*  Does not include sales charge for the period.
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                     30 DAYS STANDARDIZED YIELD FOR PERIOD
                            ENDING JANUARY 31,1992

                          ARIZONA MUNICIPAL BOND FUND

Long term income generally based on yield to maturity times market
  value of each security..............................................      $ 186,708
Plus short term income accrued for the past thirty days...............          4,289
                                                                          -----------
Equals Total Income...................................................        190,996

Less expenses for the past thirty days................................        (19,722)
                                                                          -----------
Equals net monthly income for yield calculation.......................        171,275
                                                                          -----------
Average shares outstanding for 30 days................................      3,604,562

Times the Net Asset Value.............................................          10.16
                                                                          -----------
Equals total dollars..................................................    $36,622,348
                                                                          ===========
Net monthly income divided by total dollars equals....................       0.004677
                                                                          -----------
Add 1.................................................................       1.004677
                                                                          -----------
Raise to the power of 6...............................................       1.028391
                                                                          -----------
Subtract 1............................................................       0.028391
                                                                          -----------
Times 2...............................................................       0.056782
                                                                          -----------
Expressed as a percentage equals the standardized yield for the 30 day
  period..............................................................           5.68%*
                                                                                 ====
Tax Rate..............................................................             31%
x = I minus Tax Rate..................................................             69%
Standard Yield divided by x equals Tax Equivalent Yield for 30 day
  period..............................................................           8.23%*
                                                                                 ====

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* The SEC standardized 30 day yield for Arizona Municipal Bond-Class B would be
4.78% without voluntary reimbursement. The tax equivalent yield would be 6.93%.